EXHIBIT 24

POWER OF ATTORNEY

Each director and/or officer of Dominion Homes, Inc. (the “Corporation”) whose signature appears below hereby appoints Douglas G. Borror and William G. Cornely as the undersigned’s attorneys, or either of them individually as the undersigned’s attorney, to sign, in the undersigned’s name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2005, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned’s substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands this 15th day of March, 2006.

Signature	Title
/s/ Donald A. Borror	Chairman Emeritus
Donald A. Borror

/s/ Douglas G. Borror	Chairman and Chief Executive Officer
Douglas G. Borror	(Principal Executive Officer)

/s/ William G. Cornely	Senior Vice President - Finance and Chief
William G. Cornely	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David S. Borror	Corporate Executive Vice President and Director
David S. Borror

/s/ David P. Blom	Director
David P. Blom

/s/ R. Andrew Johnson	Director
R. Andrew Johnson

/s/ Gerald E. Mayo	Director
Gerald E. Mayo

/s/ Carl A. Nelson, Jr.	Director
Carl A. Nelson, Jr.

/s/ Zuheir Sofia	Director
Zuheir Sofia

/s/ C. Ronald Tilley	Director
C. Ronald Tilley